EXHIBIT 99.1

REVOCABLE PROXY

CAPITAL BANCORP, INC.

☒	PLEASE MARK VOTE
AS IN THIS EXAMPLE

SPECIAL MEETING OF STOCKHOLDERS

                    , 2007

The undersigned hereby appoints                      and                     , and each of them, acting singly, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of Capital Bancorp, Inc. common stock, no par value, which the undersigned is entitled to vote at the Special Meeting of Stockholders of Capital Bancorp, Inc. to be held on                     , 2007 at                     , Central time, at 1808 West End Avenue, Nashville, Tennessee 37203 and at any and all adjournments thereof. The proxies are authorized to vote all shares of common stock in accordance with the following instructions and with discretionary authority upon such other business as may properly come before the meeting or any adjournment thereof.

1.	The proposal to approve and adopt (a) the Agreement and Plan of Merger, dated as of February 5, 2007, by and among Renasant Corporation, Renasant Bank, Capital Bancorp, Inc. and Capital Bank & Trust Company, as amended, pursuant to which Capital Bancorp, Inc., upon satisfaction of certain conditions, will merge with and into Renasant, with Renasant surviving the merger, (b) the related articles of merger and (c) the merger.

☐    FOR                                          ☐    AGAINST                                          ☐    ABSTAIN

2.	To transact such other business as may properly come before the special meeting or any adjournments thereof.

The Board of Directors unanimously recommends a vote “FOR” Proposal No. 1.

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED OR, WHERE NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” PROPOSAL NO. 1 AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please be sure to date and sign this Proxy in the box below.

Stockholder sign above	Co-holder (if any) sign above	Date

Detach above card, date, sign and mail in postage paid envelope provided.

CAPITAL BANCORP, INC.

Please sign exactly as your name(s) appear(s) on this proxy card. Joint owners should each sign. When signing in a representative capacity, please give full title.

PLEASE ACT PROMPTLY

DATE, SIGN AND MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.